UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

VOYA FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35897	52-1222820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 6, 2016, Voya Financial, Inc. (“Voya”) issued a press release announcing that it had priced its registered public offering (the “Offering”) of $500 million aggregate principal amount of 3.650% Senior Notes due 2026 (the “2026 Notes”) and $300 million aggregate principal amount of 4.800% Senior Notes due 2046 (the “2046 Notes”). The 2026 Notes and the 2046 Notes are guaranteed by Voya Holdings Inc., a wholly-owned subsidiary of Voya (“Voya Holdings”). The 2026 Notes are being offered at a price equal to 99.709% of their face value and the 2046 Notes are being offered at a price equal to 99.873% of their face value. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

In connection with the Offering, Voya entered into an Underwriting Agreement, dated June 6, 2016 (the “Underwriting Agreement”), among Voya, Voya Holdings and the underwriters named therein. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 6, 2016, among Voya Financial, Inc., Voya Holdings Inc. and the underwriters listed on Schedule I thereto.

99.1	Press release dated June 6, 2016 announcing the pricing of the offering of notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

Date: June 7, 2016	By:	/S/ TREVOR OGLE
	Name:	Trevor Ogle
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 6, 2016, among Voya Financial, Inc., Voya Holdings Inc. and the underwriters listed on Schedule I thereto.

99.1	Press release dated June 6, 2016 announcing the pricing of the offering of notes.